October 8, 1993


HAND DELIVER
Mr. Donald G. Campbell
The TJX Companies, Inc.
770 Cochituate Road
Framingham, MA  01701

Dear Don:

     In its letter to Waban Inc. ("Waban") dated August 31, 1993, The TJX Companies, Inc. ("TJX") offered to provide to Waban, from January 29, 1995 through January 27, 1996 (the Extension Period), Computing Services pursuant to the revised terms of the Services Agreement. A copy of the August 31, 1993 letter is attached.

     This letter will confirm that (1) Waban hereby chooses not to accept TJX's offer and (2) Waban hereby elects, pursuant to Section 1 of the Data Processing Annex to the Services Agreement, an extension of the period during which TJX shall provide Computing Services to Waban for an additional Tail Period of six months beyond the current Firm Period. Such Tail Period shall commence on January 29, 1995 and shall end on July 28, 1995.

     Please indicate your acknowledgement of the foregoing by signing both originals of this letter and returning one to me for our files. Thank you.

                                   Very truly yours,

                                   WABAN INC.


                                   By: /s/ Herbert J. Zarkin
                                       Herbert J. Zarkin
                                       President and Chief
                                       Executive Officer
Acknowledged:

THE TJX COMPANIES, INC.

By: /s/ Donald G. Campbell
    Donald G. Campbell
    Senior Vice President
    Chief Financial Officer

Attachment
cc:  D. Garth, R. Laferriere, S. Gallivan, R. Hernandez